UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2015

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

(724) 746-6720

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rice Energy Inc. Annual Incentive Bonus Plan

At the Annual Meeting of Stockholders held on June 3, 2015 (the “Annual Meeting”), the stockholders of Rice Energy Inc. (the “Company”) approved the Annual Incentive Bonus Plan (the “AIB Plan”) that provides for the grant of performance-based cash incentive awards.

The AIB Plan is administered by the Company’s Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) with respect to awards to be granted to the Company’s executive officers and by the Company’s Chief Executive Officer with respect to awards to be granted to other employee participants thereunder (as applicable, the “Plan Administrator”). The AIB Plan provides performance-based cash incentive compensation to employees based on their service and corporate and/or individual performance during a performance period, among other factors. The AIB Plan has a maximum limit of $3 million that may be paid to any individual for any one calendar year period under the plan.

The AIB Plan includes the following performance measures (including variations thereof): earnings per share, increase in revenues, increase in cash flow, increase in cash flow from operations, increase in cash flow return, return on net assets, return on assets, return on investment, return on capital, return on equity, economic value added, operating margin, contribution margin, net income, net income per share, pre-tax earnings, pre-tax earnings before interest, depreciation and amortization, pre-tax operating earnings after interest expense and before incentives, service fees and extraordinary or special items, total or relative stockholder return, debt reduction, market share, change in the fair market value of stock price, operating income, amount of oil and natural gas reserves, oil and natural gas reserves additions, cost of finding oil and natural gas reserves, oil and natural gas reserve replacement ratios, oil and natural gas production amounts, oil and natural gas production sales amounts, safety targets, regulatory compliance, any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, the Plan Administrator may also determine that certain adjustments will apply, in whole or in part, to exclude or include the effect of specified events that occur during a performance period.

The Plan Administrator, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a participant of a specified annual performance rating, the continued employment by the participant and/or the achievement of specified performance goals by the Company, business unit or participant. Furthermore and notwithstanding any provision of the AIB Plan to the contrary, the Plan Administrator may reduce the amount of any award to a participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such participant’s performance, (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry, (iii) the Company’s financial results and conditions, or (iv) such other factors or conditions that the Plan Administrator deems relevant. Notwithstanding any provision of the AIB Plan to the contrary, the Plan Administrator may not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Unless otherwise determined by the Committee or as otherwise provided, if a participant in the AIB Plan Separates from Service (as defined in the AIB Plan) prior to the end of a performance period of an award (i) by reason of death or disability, the participant’s award will be prorated to reflect the period of service during the performance period prior to his/her death or disability; (ii) on account of an involuntary Separation from Service by the Company other than for Cause (as defined in the AIB Plan) (A) within the 90-day period immediately preceding a Change in Control (as defined in the AIB Plan), or (B) on or within the one (1) year period following a Change in Control, the award will be deemed earned at a target award level; or (iii) on account of an involuntary Separation from Service by the Company other than for Cause which occurs on or after July 1st of an annual performance period, the participant’s award will be prorated to reflect the period of service during the performance period prior to his/her Separation from Service. Participants who have a Separation from Service for any reason other than those provided above prior to the end of a performance period of an award, will forfeit any and all rights to payment under such award then outstanding and will not be entitled to any cash payment for the applicable period.

The foregoing description of the AIB Plan is not complete and is qualified in its entirety by reference to the full text of the AIB Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting in Canonsburg, Pennsylvania on June 3, 2015. At the Annual Meeting, the Company’s stockholders were requested to (1) elect two Class I directors to serve on the Board for a term of office expiring at the Company’s 2018 annual meeting of stockholders, (2) approve the AIB Plan, (3) approve, on an advisory basis, the compensation of the Company’s executive officers, (4) approve, on an advisory basis, the frequency of future advisory votes on the Company’s executive compensation and (5) ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s proxy statement, which was filed with the Securities and Exchange Commission on April 17, 2015.

Proposal No. 1: The election of election of two Class I directors nominated by our Board to serve until the Company’s 2018 annual meeting of stockholders was approved as follows:

Director Name	For	Withheld	Broker Non-Votes
Daniel J. Rice IV	124,239,482	1,161,002	4,102,199
James W. Christmas	113,600,751	11,799,733	4,102,199

There were no abstentions on this proposal.

Proposal No. 2: The AIB Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
124,819,846	566,867	13,771	4,102,199

Proposal No. 3: The compensation of the Company’s executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
124,680,761	682,603	32,120	4,102,199

Proposal No. 4: The frequency of future advisory votes on the Company’s executive compensation was approved, on an advisory basis, as follows:

1 Year	2 Years	3 Years	Abstain
123,786,570	987,781	595,328	25,805

Based on the voting results for this proposal, the Company determined that an advisory vote to approve the Company’s executive compensation will be conducted on an annual basis, until the next advisory vote on this matter is held.

Proposal No. 5: The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved as follows:

For	Against	Abstain
129,413,895	48,174	40,614

There were no broker non-votes on this proposal.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Rice Energy Inc. Annual Incentive Bonus Plan.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: June 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Rice Energy Inc. Annual Incentive Bonus Plan.

*	Filed herewith.